UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 – K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 11, 2016

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

001-36613

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

Middlefield Banc Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 11, 2016 in Aurora, Ohio. Four proposals were voted upon at the Meeting, which were (1) the election of four (4) persons to serve as directors of the Company for a three-year term expiring at the 2019 Annual Meeting; (2) the election of one person to serve as director of the Company for a two-year term expiring at the 2018 Annual Meeting; (3) approving a non-binding advisory vote regarding the compensation of the Company’s named executive officers as disclosed in its proxy statement; and (4) the ratification of the selection of S. R. Snodgrass, A.C. as the independent registered public accountants for the fiscal year ending December 31, 2016. The proposals are described in detail in the Proxy Statement mailed to shareholders on or about April 4, 2016.

The results of the proposals appear below:

Proposal 1. Election of Directors for a three-year term:

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes
Thomas G. Caldwell	945,658	26,187	464,085
Darryl E. Mast	945,179	26,666	464,085
William J. Skidmore	907,187	64,658	464,085
Carolyn J. Turk	903,222	68,623	464,085

Proposal 2. Election of Director for a two-year term:

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes
Clayton W. Rose, III	929,621	42,224	464,085

Proposal 3. Non-binding advisory vote approving the compensation of the Company’s executive officers as disclosed in the proxy statement:

			Broker
For	Against	Abstentions	Non-Votes
861,610	94,896	15,338	464,085

Proposal 4. Ratification of the selection of S. R. Snodgrass, A. C. as independent registered public accountants.

			Broker
For	Against	Abstentions	Non-Votes
1,367,887	66,176	1,867	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: May 12, 2016	/s/ James R. Heslop, II ,
Executive Vice President and COO